Exhibit 99.1

CONTINUCARE CORPORATION TO RESTATE FINANCIAL RESULTS
FOR FOURTH QUARTER OF FISCAL 2004 AND THE
FIRST TWO QUARTERS OF FISCAL 2005
AND PROVIDES PRELIMINARY RESULTS FOR THIRD QUARTER OF FISCAL 2005

-Restatement Limited to Three Fiscal Quarters-
-Preliminary Fiscal Third Quarter Revenue Increases 13.1 % to $29.3 Million-
-Preliminary Fiscal Third Quarter EPS of $0.02 on Net Income of $1.1 Million-
- $2.5 Million Gain to be Recognized in Fiscal Fourth Quarter -
-Share Repurchase Plan Increased to 2.5 Million Shares-

     Miami, FL, May 13, 2005 – Continucare Corporation (AMEX: CNU) announced today that a latent error in an automated software system used to submit patient data to one of its HMO affiliates resulted in it inadvertently submitting incorrect data to that HMO. Because the data formed an element of the HMO’s calculation of payments due to Continucare, the error resulted in Continucare over-stating revenue associated with that one HMO beginning in the fourth quarter of Fiscal 2004. The software’s use was confined to the one HMO. Accordingly, the error did not impact revenue associated with any of Continucare’s other HMO affiliates or for periods prior to the fourth quarter of Fiscal 2004. Continucare believes that it has corrected the software error and that it is now able to submit correct patient data.

     “Any error of this type is unacceptable,” commented Richard C. Pfenniger, Jr., Continucare’s Chief Executive Officer. “This error is particularly regrettable because it may obscure what is otherwise a picture of significant improvements in our core business over the last twelve to eighteen months.”

     Continucare currently estimates that the patient data inaccuracies resulted in Continucare over-stating its total revenue, net income, and diluted net income per common share, which are expected to result in the following unaudited adjustments:

•	For the Fiscal Year ended June 30, 2004:
O	Total revenue: From $102.5 million to approximately $101.7 million
O	Net income: From $5.3 million to approximately $4.5 million
O	Diluted EPS: From $0.11 to approximately $0.09

•	For the three-months ended September 30, 2004:
O	Total revenue: From $26.8 million to approximately $26.1 million
O	Net income: From $1.6 million to approximately $1.1 million
O	Diluted EPS: From $0.03 to approximately $0.02

•	For the three-months ended December 31, 2004:
O	Total revenue: From $27.5 million to approximately $27.0 million
O	Net income: From $2.5 million to approximately $2.0 million
O	Diluted EPS: From $0.05 to approximately $0.04

•	For the six-months ended December 31, 2004:
O	Total revenue: From $54.3 million to approximately $53.1 million
O	Net income: From $4.1 million to approximately $3.1 million
O	Diluted EPS: From $0.08 to approximately $0.06

     In addition, Continucare’s balance sheets are expected to reflect decreases in amounts due from HMOs of approximately $0.8 million, $1.4 million and $1.9 million, as of June 30, September 30, and December 31, 2004, respectively, and decreases in accrued expenses of $0.1 million, and $0.2 million, as of September 30, and December 31, 2004, respectively. As a result of these changes, shareholders’ equity is expected to be reduced to $16.3 million from $17.0 million, $17.2 million from $18.6 million, and $19.6 million from $21.3 million as of June 30, September 30, and December 31, 2004, respectively.

     The estimated restated results set forth above are preliminary and unaudited, and no assurance can be given that Continucare’s restated financial results for the periods set forth above will not differ materially from this preliminary assessment.

     The Audit Committee of Continucare’s Board of Directors has concluded, upon the recommendation of management, that Continucare will be required to restate its previously issued financial statements for the Fiscal Year ended June 30, 2004, for the three months ended September 30, 2004, and for the three and six months ended December 31, 2004. Pending their restatement, those financial statements should not be relied upon.

Preliminary Third Quarter Financial Results

     Due to the time and effort involved in completing the analysis of the financial impact of this development, Continucare anticipates a delayed filing of its Form 10-Q for the fiscal quarter ended March 31, 2005. Although that analysis is ongoing, Continucare today reported preliminary financial results for its third quarter of Fiscal 2005. Based on the data currently available, Continucare preliminarily estimates its third quarter results as follows (in millions, except for diluted earnings per share):

	For the Three-Months Ended March 31,
	2005 Preliminary	2004
	(unaudited)	(unaudited)
Revenue	$29.3	$25.9
Income from operations	$1.2	$2.2
Income from continuing operations	$1.1	$1.9
Net income	$1.1	$1.5
Diluted earnings per share	$0.02	$0.03

$2.5 Million Gain on Extinguishment of Debt to be Recognized in Fiscal Fourth Quarter

     In addition, Continucare stated that it in April it was formally released from the remaining $2.5 million of liquidated damages previously available under an agreement with one of its HMO affiliates. Accordingly, Continucare expects to record a $2.5 million gain on extinguishment of debt during the fourth quarter of Fiscal 2005.

Increase to Stock Repurchase Program

     Continucare also announced that, on May 11, 2005, its Board of Directors approved a 500,000 share increase to Continucare’s previously announced 2,000,000 share stock repurchase program. Since the inception of the program, Continucare has repurchased 303,500 shares at a total cost of approximately $748,000, and, as a result of the increase in the number of shares subject to the plan, an aggregate of 2,196,500 shares remain available for purchase. The plan authorizes management, in its discretion, to repurchase shares from time to time on the open market or in privately negotiated transactions subject to market conditions and other factors.

     “Our business continues to be meaningfully profitable and our financial position is the strongest it has ever been,” continued Mr. Pfenniger. “In this regard, I am pleased with the Board of Directors’ decision to increase the number of shares subject to our previously announced stock repurchase program, which reflects our continued confidence in the underlying strength of our business.”

     Continucare Corporation (www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the software error discussed above affected other data that we submitted to our HMO affiliate or that the extent of the reporting errors were greater than currently estimated; the risk that we have not fully corrected that software error or that other undetected errors may exist in that software or our other software systems; the risk that our independent registered accounting firm has not audited or reviewed the financial information contained in this press release; the risk that additional accounting errors may be discovered or that additional adjustments may be required; the risk that our revised financial results will take longer to prepare than anticipated or will reflect greater adjustments than currently estimated; the risk that we may be determined to have a significant deficiency or material weakness in our internal controls; the risk that the assumptions and estimates on which we based the preliminary financial information contained in this press release may prove to be incorrect, inadequate or incomplete; the risk that our actual financial results for the third quarter of Fiscal 2005 may differ materially from the preliminary results set forth above; the risk that we may be unable to file our financial statements for future periods on a timely basis or at all; and the risk that any repurchases of our common stock that we effect may adversely impact our future liquidity or capital resources. In addition to the risks set forth above, the forward-looking statements in this press release may also be adversely impacted by: our review of the financial statement impact of the software error; our ability to comply with applicable laws and regulations and the terms of our agreements with our HMO affiliates; our ability to work together effectively with our HMO affiliates, including the fact that we depend upon our HMO affiliates to determine the payments we receive for certain of our managed care operations based, in part, on information that we submit to them; the impact of the Medicare risk adjustment program on payments we receive for our managed care operations; our ability to achieve expected levels of patient volumes and control the costs of providing services; pricing pressures exerted on us by managed care organizations; our ability to enter into and renew managed care provider arrangements on acceptable terms; our current dependence on two HMOs for substantially all of our revenues; our ability to attract and retain qualified medical professionals; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care; delays in receiving payments; increases in the cost of our insurance coverage, including our stop-loss coverage; the possible loss of our insurance coverage; the collectibility of uninsured accounts and deductible and co-pay amounts; our ability to accurately estimate our liability for medical claims incurred but not reported; changes in our revenue mix or claims loss ratio; Federal and state investigations; changes in estimates and judgments associated with our critical accounting policies; our ability to satisfy our liabilities and respond to our capital needs; general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2004 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

Contact:

Fernando L. Fernandez
Chief Financial Officer
Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
(305) 500-2105

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